                                                                   EXHIBIT 10.11


**************************** NOTICE OF GRANT AWARD *****************************

SMALL BUSINESS INNOVATION RESEARCH PROG                   Issue Date: 08/09/1999

Department of Health and Human Services
National Institutes Of Health
NATIONAL INSTITUTE OF ALLERGY AND INFECTIOUS DISEASES

********************************************************************************

Grant Number: 5 R44 AI40515-03
Principal Investigator: JAMIESON, ANDREW PHD
Project Title: DESIGNER DNA BINDING PROTEINS TARGETING HIV GENES

Sangamo Biosciences, Inc.
Point Richmond Tech Center
501 Canal Boulevard, Suite A100
Richmond, California 94804

Budget Period:  05/01/1999 - 04/30/2000
Project Period: 09/30/1996 - 04/30/2000

Dear Business Official:

The National Institutes of Health hereby awards a grant in the amount of $265,223 (see "Award Calculation" in Section I) to SANGAMO BIOSCIENCES, INC. in support of the above referenced project. This award is pursuant to the authority of 42 USC 241 42 CFR PART 52 15 USC 638 and is subject to the attached terms and conditions.

Acceptance of this award including attached Terms and Conditions is acknowledged by the grantee when funds are drawn down or otherwise obtained from the grant payment system.

Award recipients are responsible for appropriate acknowledgment of NIH support when preparing publications, or issuing statements, press releases, request for proposals, bid solicitations, and other documents describing projects or programs funded in whole or in part with NIH support.

If you have any questions about this award, please contact the individual(s) referenced in the attachments.

Sincerely yours,

/s/ VICTORIA PRICE
---------------------------
Victoria Price
Grants Management Officer
NATIONAL INSTITUTE OF ALLERGY AND INFECTIOUS DISEASES

Attachments
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SECTION 1 - AWARD DATA - 5 R44 AI40515-03

AWARD CALCULATION (U.S. Dollars):

Direct Costs                                          $178,075
F&A Costs                                              $72,148
APPROVED BUDGET                                       $250,223
Fee                                                    $15,000
TOTAL                                                 $265,223

FISCAL INFORMATION:
CFDA Number:   93.856
EIN:  1680359556A1
Document Number:   R4AI40515B

IC/   CAN   /  FY1999
AI/8425741 / 265,223

NIH ADMINISTRATIVE DATA:
PCC:  A21 / OC:  41.4E / Processed:  PRICEV 990806   0341

SECTION II - PAYMENT/HOTLINE INFORMATION - 5 R44 AI40515-03

For Payment and HHS Office of Inspector General Hotline Information, see the NIH Home Page at http://www.nih.gov/grants/policy/awardconditions.htm

SECTION III - TERMS AND CONDITIONS - 5 R44 AI40515-03

This award is based on the application submitted to, and as approved by, the NIH on the above-titled project and is subject to the terms and conditions incorporated either directly or by reference in the following:

a. The grant program legislation and program regulation cited in this Notice of Grant Award.

b. The restrictions on the expenditure of federal funds in appropriations acts, to the extent those restrictions are pertinent to the award.

c.  45 CFR Part 74 or 45 CFR Part 92 as applicable.

d. The NIH Grants Policy Statement, including addenda in effect as of the beginning date of the budget period.

e.  This award notice, INCLUDING THE TERMS AND CONDITIONS CITED BELOW.

(see NIH Home Page at http://www.nih.gov/grants/policy/awardconditions.htm for certain reference cited above.)

This grant is included under Expanded Authorities.

This grant is subject to Streamlined Noncompeting Award Procedures (SNAP).

Treatment of Program Income:
Additional Costs

This grant was issued late due to the late receipt of the noncompeting continuation application.

The above referenced grant is scheduled to expire on 04/03/2000. Unless an application for competitive renewal is funded, grant closeout documents must be submitted within 90 days of the expiration of the grant. Grant closeout documents consist of a Financial Status Report (OMB 269), Final Invention Statement (HHS 568) and a Final Progress Report.

The Final Progress Report may be typed on plain white paper and should include, at a minimum, a summary statement of progress toward the achievement of the originally stated
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aims, a list of results (positive and/or negative) considered significant, and a list of publications resulting from the project as well as plans for further publications. An original and one copy are required.

Please send the Final Progress Report and Final Invention Statement & a copy of the Financial Status Report to the following address:

ATTENTION: CLOSEOUT
NIH, NIAID, Division of Extramural Activities
Grants Management Branch
Room 2200, 6700-B Rockledge Drive, MSC-7614
Bethesda, Maryland 20892-7614

The Financial Status Report should be sent to:

Division of Financial Management, NIH
9000 Rockville Pike, MSC-2052
Building 31, Room B1B05A
Bethesda, Maryland 20892-2052


The fixed fee provided as part of this grant award is included in the maximum allowable total costs. An adjustment of the fee will be made in the event the grant is terminated. The fee is to be drawn down from the HHS Payment Management System in increments proportionate to the drawdown of funds for costs.

The total fixed fee for your Phase II project is $30,000 and is included in the maximum allowable total costs. This fee is incrementally funded proportionately for each budget period. $15,000 is allotted for payment of fixed fee for the budget period covered by this Notice of Grant Award. Additional funds for the remainder of the total fixed fee are intended to be allotted by a future Notice(s) of Grant Award, and is reflected in the future year total cost commitment base on this Notice of Grant Award. Unless and until such future Notice(s) of Grant Award is (are) issued, the Government will not be obligated to reimburse the grantee organization for more than the funds currently allotted for payment of the fixed fee. An adjustment of the fee will be made in the event the grant is terminated or future support is withheld. The fee allotted under this Notice of Grant Award is to be drawn down from the HHS Payment System in increments proportionate to the draw down of funds for costs.

Normally, the awardee organization retains the principal worldwide patent rights to any invention developed with United States government support. Under Title 37 Code of Federal Regulations Part 401, the Government receives a royalty-free license for its use, reserves the right to require the patent holder to license others in certain circumstances, and requires that anyone exclusively licensed to sell the invention in the United States must normally manufacture it substantially in the United States. To the extent authorized by Title 35 United States Code Section 205, the Government will not make public any information disclosing a Government-supported invention for a 4-year period to allow the awardee organization a reasonable time to file a patent application, nor will the Government release any information that is part of that application.

When purchasing equipment or products under this SBIR award, the grantee shall use only American-made items whenever possible.

Grants Management Specialist:

Victoria Price
(301) 402-6579 phone
(301) 480-3780 fax
vp14v@nih.gov  email

Program Official:

Roger Miller, Ph.D.
(301) 496-8197


Victoria Price, Grants Specialist
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SPREADSHEET

GRANT NUMBER: 5 R44 AI40515-03
P.I.: JAMIESON, ANDREW
INSTITUTION: SANGAMO BIOSCIENCES, INC.

                        YEAR 03
                        =======
TOTAL DC                178,075
TOTAL F&A                72,148
TOTAL COST              250,223

                        YEAR 03
                        =======
F&A Cost Rate 1           57.00%
F&A Cost Base 1         126,575
F&A Costs 1              72,148

FEE                      15,000